UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2023

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Midland Intl. Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

(432) 276-3966

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	ASTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2023, AST SpaceMobile, Inc. (the “Company”) was informed by Rakuten Group, Inc. (“Rakuten”) that, pursuant to the terms of the Company’s Stockholders Agreement, Rakuten had removed Tareq Amin as a director of the Company following his departure from Rakuten. Mr. Amin had previously been appointed as a Rakuten designee pursuant to the Company’s Stockholders Agreement. In light of the foregoing, Mr. Amin will not be standing for re-election to the Company’s Board of Directors (the “Board”) at the 2023 annual meeting of stockholders scheduled for August 17, 2023. Rakuten has the right to designate a director nominee to replace Mr. Amin on the Board pursuant to the Company’s Stockholders Agreement.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2023

AST SPACEMOBILE, INC.

	By:	/s/ Sean R. Wallace
	Name:	Sean R. Wallace
	Title:	Chief Financial Officer